Issuer______________________________	Client________________________________	Account No.__________________

Executive Services Group

Preset Diversification ProgramSM( (PDP)

Sales Plan

Sales Plan dated the date specified in Exhibit A hereto (this “Sales Plan”) between Seller specified in Exhibit A (“Seller”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”), acting as agent for Seller. Capitalized terms used but not defined herein shall have the meaning given such terms in Exhibits A and B hereto.

A.	Recitals

1.             This Sales Plan is entered into between Seller and Morgan Stanley for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.             Seller is establishing this Sales Plan in order to permit the orderly disposition of a portion of Seller’s holdings of common stock of the Issuer (the “Stock”).

B.	Representations, Warranties and Covenants

1.             As of the date hereof, Seller is not aware of any material nonpublic information concerning the Issuer or its securities. Seller is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

2.             The securities to be sold under this Sales Plan are owned free and clear by Seller and, as of the Selling Start Date, are not subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or any other limitation on disposition, other than those which may have been entered into between Seller and Morgan Stanley or imposed by Rules 144 or 145 under the Securities Act of 1933, as amended (the “Securities Act”).

3.             While this Sales Plan is in effect, Seller agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Sales Plan (including, without limitation, with respect to any securities convertible or exchangeable into the Stock) and, unless this Sales Plan is modified or terminated in accordance with the terms hereof, agrees not to alter or deviate from the terms of this Sales Plan.

4.             Seller agrees that Seller shall not, directly or indirectly, communicate any information relating to the Stock or the Issuer to any employee of Morgan Stanley or its affiliates who is involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect. Morgan Stanley represents that it has in place reasonable policies and procedures to ensure that any representative of Morgan Stanley effecting sales pursuant to this Sales Plan does not sell shares of Stock on the basis of material non-public information. Any notice given to Morgan Stanley pursuant to this Sales Plan shall be given in accordance with paragraph F.5 below.

5.             (a)          Seller agrees to provide Morgan Stanley with a certificate dated as of the date hereof and signed by the Issuer substantially in the form of Exhibit C hereto prior to commencement of the Plan Sales Period (as defined below).

(b)          Seller agrees to notify Morgan Stanley’s PDP Trading Desk in writing at the address set forth in paragraph F.5 below as soon as practicable if Seller becomes aware of (i) a legal, contractual or regulatory restriction that is applicable to Seller or Seller’s affiliates or a stock offering requiring an affiliate lock-up, which would prohibit any sale pursuant to the Sales Plan (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or its securities), (ii) a change in the Issuer’s insider trading policies, so that the sales to be made by Morgan Stanley for the account of the Seller pursuant to the Sales Plan would violate these policies, or (iii) where the Sales Plan covers Stock that Seller has the right to acquire under outstanding stock options, a change in the Issuer’s policies with regard to the timing or method of exercising such options which could interfere with the manner or timing of the sales to be made pursuant to this Sales Plan. In the case of a notice relating to clause (i) above, such notice shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller and shall not in any way communicate any material nonpublic information about the Issuer or its securities to Morgan Stanley.

6.             Seller agrees to complete, execute and deliver to Morgan Stanley a seller representation letter dated as of the date hereof substantially in the form of Exhibit D hereto prior to the commencement of the Plan Sales Period.

_________________________

( Preset Diversification Program is a registered service mark of Morgan Stanley & Co. Incorporated, protected in the United States and other countries.

MS Form -1204

7.             The execution and delivery of this Sales Plan by Seller and the transactions contemplated by this Sales Plan will not contravene any provision of applicable law or any agreement or other instrument binding on Seller or any of Seller’s affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller or Seller’s affiliates.

8.             Seller has consulted with Seller’s own advisors as to the legal, tax, business, financial and related aspects of this Sales Plan. Seller acknowledges that Morgan Stanley is not acting as its fiduciary but is acting in a brokerage capacity in connection with the adoption and implementation of this Sales Plan.

9               (a)          Seller acknowledges and agrees that any filings required under Sections 13(d), 13(g) and 16 of the Exchange Act are solely the responsibility of the Seller and that Morgan Stanley has no responsibility or obligation with respect to such filings.

(b)          Seller agrees that Seller shall at all times during the Plan Sales Period (as defined below), in connection with the performance of this Sales Plan, comply with all applicable laws, including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(c)          Seller agrees to complete, execute and deliver to Morgan Stanley a Section 16 Authorization Letter in the form attached hereto as Exhibit E.

10.           Seller acknowledges and agrees that Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock pursuant to this Sales Plan. Seller and Morgan Stanley acknowledge and agree that Morgan Stanley shall not sell Stock pursuant to this Sales Plan at any time when any person at Morgan Stanley executing such sales is aware of material nonpublic information concerning the Issuer or its securities.

11.           (a)          Seller represents that Seller is not entering into the Sales Plan on behalf of, or with the assets of, an individual retirement account or individual retirement annuity, or any employee retirement or employee benefit plan (such as, for example, a Keogh or “HR-10” plan). [Explanatory Note: A Sales Plan involving the sale of stock acquired through the exercise of employee stock options would not be “on behalf of, or with the assets of’ any of the types of plans referred to in this sub-paragraph.]

(b)          If Seller is not an individual or an operating company, Seller represents that Seller is not an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or a “plan” as defined under Section 4975(e) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include the assets of any such plan by reason of such a plan's investment in such entity.

12.           If the Stock is to be sold pursuant to Rule 144 or 145 of the Securities Act (as indicated by Seller in Exhibit A hereto), Seller makes the following additional representations, warranties and agreements:

(a)           Seller represents and warrants that the Stock to be sold pursuant to this Sales Plan will be eligible for sale under Rule 144 or 145 at the time the shares are to be sold.

(b)           Seller agrees not to take, and agrees to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the sales hereunder not to meet all applicable requirements of Rule 144.

(c)           Seller agrees to complete, execute and deliver to Morgan Stanley Forms 144 for the sales to be effected under this Sales Plan at such times and in such numbers as Morgan Stanley shall request, and Morgan Stanley agrees to file such Forms 144 on behalf of Seller as required by applicable law. The “Remarks” section of each Form 144 shall bear a notification which states that the Stock covered by such Form 144 is being sold pursuant to this Sales Plan and that the representation regarding Seller’s knowledge of material nonpublic information speaks as of the date that Seller adopted this Sales Plan. If Exhibit A indicates that the Stock is to be sold pursuant to Rule 144 or 145 of the Securities Act, Seller agrees that Morgan Stanley shall continue making Form 144 filings as contemplated by this paragraph B.12(c) in connection with sales under this Sales Plan until Morgan Stanley receives a written notification (which notification shall be acknowledged by the Issuer) stating that Seller is no longer an “affiliate” of the Issuer as that term is defined under Rule 144.

(d)           Seller hereby grants Morgan Stanley a power of attorney to complete and/or file on behalf of Seller any required Forms 144. Notwithstanding such power of attorney, Seller acknowledges that Morgan Stanley shall have no obligation to complete or file Forms 144 on behalf of Seller except as set forth in subparagraph (c).

13.           Morgan Stanley agrees to conduct all sales pursuant to this Sales Plan in accordance with the manner of sale and current public information requirements of Rule 144 and in no event shall Morgan Stanley effect any sale if such sale would exceed the then-applicable amount limitation under Rule 144, assuming Morgan Stanley’s sales pursuant to this Sales Plan are the only sales subject to that limitation.

14.           As of the date hereof, Seller has not received notice of the imposition of, and Seller is not otherwise aware of the actual or approximate beginning or ending dates of, any existing or impending "blackout period" pertaining to the Issuer's securities in individual account plans maintained by the Issuer, as defined by Rule 100(b) of Regulation Blackout Trading Restriction ("Regulation BTR") issued by the Securities and Exchange Commission (the "SEC"), and any amendments thereto.

15.         Seller has read and understands the terms and conditions of the Client Agreement (which Client Agreement governs the Plan Account), including the terms of Section 8 titled “Failure of Delivery” of the Client Agreement.

C.	Implementation of the Plan

1.             Seller hereby appoints Morgan Stanley to sell shares of Stock pursuant to the terms and conditions set forth below. Subject to such terms and conditions, Morgan Stanley hereby accepts such appointment.

2.             Morgan Stanley is authorized to begin selling Stock pursuant to this Sales Plan on the Selling Start Date and shall cease selling Stock on the earliest to occur of (i) the date on which Morgan Stanley is required to suspend or terminate sales under this Sales Plan pursuant to paragraph D.3 below, (ii) if Seller is an individual, the date on which Morgan Stanley receives notice of the death of Seller, (iii) the date on which Morgan Stanley receives notice of the commencement or impending commencement of any proceedings in respect of or triggered by Seller’s bankruptcy or insolvency, (iv) the date on which Morgan Stanley receives a valid Customer Securities Account Transfer notice with respect to the account of Seller, and (v) the Selling End Date (the “Plan Sales Period”).

3.              (a)          Morgan Stanley shall sell the Interim Sale Amount specified in Exhibit B for the account of Seller during each Interim Sales Period specified in Exhibit B at Morgan Stanley’s sole discretion in accordance with ordinary principles of best execution; provided, that Morgan Stanley shall not sell any shares of Stock pursuant to this Sales Plan at a price of less than the Minimum Sale Price specified in Exhibit B; and provided, further, that, except as otherwise provided in Exhibit B hereto, Morgan Stanley shall not sell any shares of Stock pursuant to this Sales Plan to the extent that such sales would, on any given day, constitute over 25% of the total trading volume on any such day, as reasonably estimated by Morgan Stanley at such time.

A “Trading Day” is any day during the Plan Sales Period that the primary market on which the Stock regularly trades is open for business and the Stock trades on such market.

(b)          The Interim Sale Amount, the Total Sale Amount and the Minimum Sale Price (to the extent any such terms are applicable) and any other share amounts and per share prices set forth in Exhibit B of this Sales Plan shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the Plan Sales Period.

4.              Morgan Stanley shall not sell Stock hereunder at any time when:

(i)            Morgan Stanley, in its sole discretion, has determined that a market disruption, material disruption in securities settlement, payment or clearance services, banking moratorium, outbreak or escalation of hostilities or other crisis or calamity that could, in Morgan Stanley’s judgment, impact offer, sales or delivery of the Stock has occurred (provided, however, that Morgan Stanley shall resume effecting trades in accordance with this Sales Plan as soon as Morgan Stanley determines that it is reasonably practical to do so); or

(ii)           Morgan Stanley, in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Seller or Seller’s affiliates (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or the Stock); or

(iii)          Morgan Stanley has received notice from the Issuer or Seller of the occurrence of any event contemplated by paragraph B.5(b) above; or

(iv)          Morgan Stanley has received notice from Seller to terminate the Sales Plan in accordance with paragraph D.3 below.

5.              (a)          Seller agrees to deliver the Stock to be sold pursuant to this Sales Plan (with the amount to be estimated by Seller in good faith, if the Interim Sale Amount is designated as an aggregate dollar amount) (the “Plan Shares”), to the extent such Plan Shares are currently owned by Seller, into an account at Morgan Stanley in the name of and for the benefit of Seller (the “Plan Account”) prior to the commencement of sales under this Sales Plan.

Morgan Stanley agrees to notify Seller promptly if at any time during the Plan Sales Period the number of shares of Stock so delivered to the Plan Account is less than the number of Plan Shares remaining to be sold pursuant to this Sales Plan (not including shares of Stock underlying the Options described in subparagraph (b) below). Upon such notification, Seller agrees to deliver promptly to the Plan Account the number of shares of Stock necessary to eliminate this shortfall.

(b)           Morgan Stanley shall withdraw Stock from the Plan Account in order to effect sales of Stock under this Sales Plan.

(c)          To the extent that any Stock remains in the Plan Account after the end of the Plan Sales Period or upon termination of this Sales Plan, Morgan Stanley agrees to return such Stock promptly to the Issuer’s transfer agent for relegending to the extent that such Stock would then be subject to transfer restrictions in the hands of the Seller.

6.             Morgan Stanley shall in no event effect any sale under this Sales Plan if the Stock to be sold is not in the Plan Account or underlying an Option that is exercised in accordance with the terms of this Sales Plan on the day of such sale.

7.             Morgan Stanley may sell Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise. Seller agrees that if Morgan Stanley is a market maker or dealer in the Stock at the time that any sale is to be made under this Sales Plan, Morgan Stanley may, at its sole discretion, purchase the Stock from Seller in its capacity as market maker or dealer.

8.             All references in this Sales Plan to per share stock prices shall be before deducting any commission, commission equivalent, mark-up or differential and other expenses of sale.

9.             Seller may instruct Morgan Stanley to sell or purchase shares of Stock other than pursuant to this Sales Plan. The parties hereto agree that any such sale or purchase transaction (i) will not be deemed to modify this Sales Plan unless Seller so requests in writing in accordance with paragraph D.1 below and (ii) will be given by Seller to Morgan Stanley only if such transaction does not contravene any of the representations, warranties or covenants set forth in Section B of this Sales Plan.

D.	Amendment; Termination

1.             This Sales Plan may be amended by Seller only upon the written consent of Morgan Stanley and receipt by Morgan Stanley of the following documents, each dated as of the date of such amendment:

(i)           a representation signed by the Issuer substantially in the form of Exhibit C hereto,

(ii)           a certificate signed by Seller certifying that the representations and warranties of Seller contained in this Sales Plan are true at and as of the date of such certificate as if made at and as of such date, and

(iii)          a seller representation letter completed and executed by Seller substantially in the form of Exhibit D hereto.

2.            In no event may Seller modify or otherwise alter this Sales Plan if Seller has received notice of the imposition of, or Seller is otherwise aware of the actual or approximate beginning or ending dates of, any existing or impending "blackout period" pertaining to the Issuer's securities in individual account plans maintained by the Issuer, as defined by Rule 100(b) of Regulation BTR issued by the SEC, and any amendments thereto.

3.            (a)          This Sales Plan may be suspended or terminated by Seller at any time upon one day prior written notice sent to Morgan Stanley’s PDP Trading Desk by overnight mail or by facsimile at the address and fax number set forth in paragraph F.5 below. Seller agrees that Morgan Stanley will not be required to suspend or terminate any sales of the Stock unless Morgan Stanley has received such notice from Seller or has received notice from the Issuer in accordance with the provisions contained in paragraph D.3(b). Seller further agrees that Seller shall not suspend or terminate this Sales Plan except upon consultation with Seller’s own legal advisors.

(b)          This Sales Plan shall be suspended and, at Morgan Stanley’s option, may be terminated, if Morgan Stanley receives notice from the Issuer, sent in accordance with the notice provisions contained in paragraph D.3(a), of the occurrence of any event contemplated by paragraph B.5(b).

E.	Indemnification; Limitation of Liability

1.             (a)          Seller agrees to indemnify and hold harmless Morgan Stanley and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) arising out of or attributable to this Sales Plan, including, without limitation, any breach by Seller of this Sales Plan (including Seller’s representations and warranties hereunder) or any violation by Seller of applicable laws or regulations; provided, however, that the indemnification provisions of this paragraph E.1.(a) shall not apply in the case of any claims, losses, damages or liabilities resulting from (i) Morgan Stanley’s gross negligence or willful misconduct or (ii) the breach of the Sales Plan by Morgan Stanley.. Seller will reimburse Morgan Stanley for any and all advance fees, costs and expenses of any kind incurred by Morgan Stanley as a result of such Losses. This indemnification shall survive termination of this Sales Plan.

(b)         Notwithstanding any other provision hereof, neither party shall be liable to the other for:

 (i)           any special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or

 (ii)          any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, outbreak or escalation of hostilities or other crisis or calamity, severe weather, market disruptions, material disruptions in securities settlement, payment or clearance services or other causes commonly known as “acts of God”.

F.	General

1.           Seller acknowledges that Seller has been advised by Morgan Stanley that third party research regarding the Issuer is available from Morgan Stanley should Seller so desire. Seller may obtain such research either (i) by contacting Seller’s Morgan Stanley Investments

Representative or (ii) online at www.morganstanley.com/equityresearch.

2.             Proceeds from each sale of Stock effected under the Sales Plan will be delivered to the account of Seller less any commission, commission equivalent, mark-up or differential and other expenses of sale to be paid to Morgan Stanley, provided that any commission hereunder shall be as specified in Exhibit B.

3.             Seller and Morgan Stanley acknowledge and agree that this Sales Plan is a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), entitled to all of the protections given such contracts under the Bankruptcy Code.

4.             This Sales Plan constitutes the entire agreement between the parties with respect to this Sales Plan and supercedes any prior agreements or understandings with regard to the Sales Plan.

5.             All notices to Morgan Stanley under this Sales Plan shall be given to Morgan Stanley’s PDP Trading Desk in the manner specified by this Sales Plan by facsimile at 212-507-3942 or by certified mail to the address below:

Morgan Stanley & Co. Incorporated

2000 Westchester Avenue

Purchase, NY 10577

Attn: PDP Trading Desk – Brian Gager

6.             Seller’s rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Morgan Stanley.

7.             This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8.             If any provision of this Sales Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Sales Plan will continue and remain in full force and effect.

9.             This Sales Plan shall be governed by and construed in accordance with the internal laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto.

IN WITNESS WHEREOF, the undersigned have signed this Sales Plan on the date specified below12.

SELLER
By:
Name:
Title[3]:
Date:

MORGAN STANLEY & CO. INCORPORATED
By:
Name:
Title:
Date:

_________________________

1  Seller is advised that Morgan Stanley’s obligations under this Sales Plan will not take effect unless and until this Sales Plan is approved and executed by Morgan Stanley.

2  Note: If this Sales Plan involves the sale of stock that is restricted under Rule 144 and/or Section 16, Morgan Stanley may not execute this Sales Plan until the firm’s standard restricted stock due diligence process for such securities has been completed.

 3 Only needed if Seller is an entity.

Issuer: ON Semiconductor Corporation Client: TPG Semiconductor Holdings LLC

Account #:

Executive Services Group

Preset Diversification ProgramSM (PDP) – “Exhibits Packet”

	Document	To Be Signed By

Exhibit A	Account and Stock Information	N/A

Exhibit B	Selling Program Instructions	N/A

Exhibit C	Issuer Representation Letter	Issuer

Exhibit D	Seller Representation Letter	Seller

Exhibit E	Section 16 Authorization Letter	Seller

__________________________

PDP Exhibits Form 1204

EXHIBIT A

Account and Stock Information

1.	Date Sales Plan is executed by Seller: June 22, 2006

2.	Seller: TPG Semiconductor Holdings LLC

3.	Issuer: ON Semiconductor Corporation Instruction: Please insert the full name of the Issuer.

4.	Stock: ☒ Common Stock (Ticker: ONNN) ☐ Other Class of Stock specified below: (Ticker: )

5.	Rule 144/145 Stock: ☒ Stock to be sold pursuant to Rule 144 or 145 of the Securities Act

     EXHIBIT B
Selling Program Instructions

1	.	Stock and Options:	5.	Minimum Sale Price: (if applicable)

		☒ Stock only		$6.00 per share (before deducting any commission,
		☐ Stock and Options		commission equivalent, mark-up or differential and
		☐ Options only		other expenses of sale).
Instruction: Please check the applicable box
Instruction: Please insert the Minimum Sale Price.
2	.	Selling Start Date: July 31, 2006		Morgan Stanley shall not sell any shares of Stock
pursuant to this Sales Plan at a price of less than the
		Instruction: Please provide the Selling Start Date,		Minimum Sale Price.
which is the date on which Morgan Stanley is
		authorized to begin selling Stock pursuant to this Sales	6.	Interim Sale Amount:
Plan (for details, please see Section C.2 of the Sales
		Plan).		☐ shares of Stock.
☒ the amount of Stock determined in accordance
3	.	Total Sale Amount: 20,316,750 shares		with the following formula:

		Instruction: Please insert the Total Sale Amount.		6,772,250 shares @ $6.00 or higher
		Total Sales Amount is the maximum number of shares		An additional 6,772,250 shares @ $6.25 or higher
		of Stock that could be potentially sold pursuant to this		An additional 6,772,250 shares @ $6.50 or higher
Sales Plan (for details, please see Section C.2 of the
		Sales Plan).		Instruction: Please check the appropriate box and
specify the required information for Interim Sale
4	.	Selling End Date: Selling End Date shall be the first to		Amount. Interim Sale Amount is the amount of Stock
		occur of (i) the date that the aggregate number of		that Morgan Stanley is to sell over each Interim Sales
		shares of Stock sold pursuant to this Sales Plan		Period.
reaches the Total Sale Amount and (ii) January 31,
2007

Instruction: Please insert a specific date under (ii)
above. Selling End Date is the date on which Morgan
Stanley is authorized to stop selling Stock (for details,
please see Section C.2 of the Sales Plan).

PDP Exhibits Form 0604

7.	Interim Sales Period:

☐ each period of _________ week(s) during
the Plan Sales Period.

☐ each period of _________ calendar
month(s) during the Plan Sales Period.

☐ each period of _________ commencing
on ____________________________
_______________________________
_______________________________
_______________________________

☒ the Plan Sales Period.

Instruction: Please check the box that corresponds
to the time period over which Morgan Stanley shall
sell the Interim Sale Amount. Please specify the
number of Trading Days or weeks if you check the
second box or the third box. If you check the third box,
please also specify the start of selling periods, e.g.,
“the 8th day of the 1st month of each calendar quarter
during the Plan Sales Period”.

8.	Commission per Share sold: $ 0.03

9.	Additional Instructions:

Sales of shares under this Sales Plan are to be made on
a pro rata basis with sales of shares under the TPG ON
Holdings LLC Sales Plan dated June 22,
2006.
_______________________________
_______________________________
_______________________________

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PDP Exhibits Form 0504

EXHIBIT C

ISSUER REPRESENTATION LETTER1

           1.       Reference is made to the Sales Plan dated June 22, 2006 (the “Sales Plan”) between  TPG Semiconductor Holdings LLC (“Seller”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) relating to the sale of common stock (the “Stock”) of ON Semiconductor Corporation (the “Issuer”).

         2.        The sales to be made by Morgan Stanley for the account of Seller pursuant to the Sales Plan will not violate the Issuer’s insider trading policies and, to the best of the Issuer’s knowledge, there are no legal, contractual or regulatory restrictions applicable to Seller or Seller’s affiliates as of the date of this representation that would prohibit Seller from entering into the Sales Plan or prohibit any sale pursuant to the Sales Plan.

Dated: June 22, 2006
ISSUER ON Semiconductor Corporation By: Name: Title:

1 To be signed by an authorized signatory of the company other than Seller.

PDP ExhibitsForm 0504

EXHIBIT D

SELLER REPRESENTATION LETTER

Morgan Stanley & Co. Incorporated
2000 Westchester Avenue
Purchase, NY 10577
Attention: PDP Desk – Brian Gager

On Semiconductor Corporation
5005 E. McDowell Road
Phoenix, AZ 85008
Attn: Counsel

Re:	Sale of 20,316,750 shares (the "Shares") of On Semiconductor Corporation (the "Company") Pursuant to Rule 144

Dear Sirs:

The undersigned, TPG Semiconductor Holdings LLC, proposes to sell the above-referenced Shares of the Company through Morgan Stanley & Co. Incorporated ("Morgan Stanley") in accordance with the requirements of Rule 144 under the Securities Act of 1933, as amended (the "Act"). The undersigned is an "affiliate" of the Company as that term is defined in Rule 144(a)(1). Accordingly, the undersigned delivers to you herewith a signed copy of a Notice of Proposed Sale of Securities Pursuant to Rule144 (Form 144) relating to such sale, and confirms to you that the statements made therein are true and complete and represents to and agrees with you that:

1.      The undersigned does not know or have any reason to believe that the Company has not complied with the reporting requirements contained in Rule 144(c)(1);

2.      At the time of any sale of the Shares for the account of the undersigned, with respect to any Shares of the Stock that are restricted securities, as that term is defined in Rule 144(a)(3), a minimum of one year has elapsed since the date of acquisition of the Shares from the Company or an affiliate of the Company, and payment of the full purchase price, by the undersigned;

3.      At the time of any sale of the Shares for the account of the undersigned, the number of shares of the Company's ordinary shares sold by the undersigned or for the undersigned's account and by or for the account of any person whose sales are required by paragraph (a)(2) and paragraph (e)(3) of Rule 144 to be aggregated with sales by or for the undersigned (other than shares sold pursuant to a registration statement under the Act, an exemption provided by Regulation A under the Act, or an exemption contained in Section 4 of the Act) will not exceed the amounts permitted by Rule 144(e);

PDPExhibitsForm0504

4.      The undersigned has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy the Shares in anticipation of or in connection with such proposed sale, and such sale shall be made in accordance with Rule 144(f);

5.      The undersigned has not made, and will not make, any payment in connection with the offering or sale of the Shares to any person other than Morgan Stanley;

6.      No Share is subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance, other than those which may have been entered into between the undersigned and Morgan Stanley.

Sincerely yours, TPG Semiconductor Holdings LLC

2

PDP Exhibits – Version 0204

EXHIBIT E

SECTION 16 AUTHORIZATION LETTER

In order to comply with the new 2-business-day filing requirement for officers, directors and others subject to Section 16 of the Securities Exchange Act of 1934, as amended (the”1934 Act), the issuer identified on the attached information sheet (the “Company”) has requested that the undersigned authorizes Morgan Stanley to provide certain information to the Company.

I.      Definitions

“Covered Accounts” includes any account carried by Morgan Stanley owned or controlled by any person whose transactions may be attributed to me under Section 16.

“Covered Transactions” includes any transaction involving any equity security of the Company, including purchases, sales, conversions of convertible securities, entry into, exercise, or expiration of derivative securities, and security futures transactions.

“Section 16 Compliance Officer” means the person authorized by the Company to pre-clear my transactions.

II.     Authorization and Representations. By signing the Section 16 Information Sheet, the undersigned agrees to the following:

the undersigned authorizes the Company and Morgan Stanley to implement procedures for reporting to the Company all Covered Transactions in all Covered Accounts, and the undersigned understands that, as the beneficial owner of the securities, as that term is used in Section 16 of the 1934 Act, the undersigned is solely responsible for making timely and complete filings under Section 16.

Upon execution of any Covered Transaction (including transactions pursuant to Rule 10b5-1 plans) and in no event later than the business day immediately following the trade date, the undersigned authorizes Morgan Stanley to provide the terms of the transaction to the Company’s Section 16 Compliance Officer. The undersigned understands that Morgan Stanley shall not be responsible for any rejected or undeliverable emails or faxes sent to the appropriate electronic address or number set forth above.

The undersigned represents that the information on the Section 16 Information Sheet is complete and accurate, the undersigned agrees to update the information as soon as practicable after any change in the information, and the undersigned represents that the undersigned will not enter into a Covered Transaction at any time when the information is not complete and accurate.

3

PDP Exhibits – Version 0204

III.     Client Information

NAME OF CUSTOMER: TPG Semiconductor Holdings LLC

NAME OF COMPANY: ON Semiconductor Corporation (complete a separate Information Sheet for each Company)

NAME OF SECTION 16 COMPLIANCE OFFICER:

COVERED ACCOUNTS:
Account Name	Account Number

(Add additional sheets if necessary)

E-MAIL NOTICES:

E-mail notice to the company’s Section 16 Officer shall be given to the following e-mail address: .

CUSTOMER SIGNATURE
DATE

4

PDP Exhibits – Version 0204